UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2008

HNI Corporation
(Exact name of registrant as specified in its charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices)                                  (Zip Code)

Registrant's telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On August 25, 2008, HNI Corporation (the "Corporation") announced the appointment of Kurt Tjaden as Vice President and Chief Financial Officer of the Corporation, effective August 25, 2008. A copy of the press release announcing the appointment of Mr. Tjaden is attached to this Current Report on Form 8-K as Exhibit 99.1.

Mr. Tjaden, 44, served as Vice President and Chief Financial Officer, Asia, for Whirlpool Corporation, the world's leading manufacturer and marketer of major home appliances, since 2006.  Previously, from 2004 to 2006, Mr. Tjaden was Executive Vice President, Pacific Rim, and, from 2002 to 2006, was Chief Financial Officer of Pure Fishing, Inc., one of the world's largest manufacturers and marketers of fishing equipment.

Pursuant to the terms of the Corporation's offer letter, approved by the Human Resources and Compensation Committee (the "Compensation Committee") of the Corporation's Board of Directors (the "Board"), Mr. Tjaden's initial annual base salary will be $330,000, subject to annual review and adjustment.  He will receive a sign-on bonus of $50,000, subject to a one-year vesting/payback requirement.

In addition, Mr. Tjaden will be eligible for annual bonuses, prorated in the case of the current fiscal year, with a target bonus award of 75% of his annual base salary under the HNI Corporation Executive Bonus Plan, which is based on the Corporation's fiscal year ending January 3, 2009, and is subject to the approval of the Compensation Committee each year.  The annual bonus award will depend both on Mr. Tjaden's individual performance (representing 40% of target bonus) and the Corporation's performance (representing 60% of target bonus).

Mr. Tjaden is eligible for annual participation in the Corporation's executive long-term incentive program with a target award equal to 150% of his annual base salary.  Twenty-five percent (25%) of Mr. Tjaden's annual long-term incentive award will be split equally between stock awards and cash awards, granted and paid respectively, pursuant to the HNI Corporation Long-Term Performance Plan ("LTPP").  The remaining seventy-five percent (75%) of the award will be in the form of stock options granted annually pursuant to the HNI Corporation 2007 Stock-Based Compensation Plan.  Mr. Tjaden's actual LTPP award during the 2008 – 2010 performance period will be pro-rated based on his start date of August 25, 2008 and, as with all other subsequent three-year performance periods, will depend on the Corporation's performance during the respective performance period.  LTPP awards are subject to approval of the Compensation Committee and stock option grants are subject to approval of the Board.

Mr. Tjaden will be eligible to participate in the HNI Corporation ERISA Supplemental Retirement Plan, HNI Corporation Profit-Sharing Retirement Plan (401k), HNI Corporation Cash Profit-Sharing Plan and HNI Corporation Executive Deferred Compensation Plan, subject to the guidelines of the respective plans.  A brief description of such plans is set forth on pages 22 and 23 of the Corporation's 2008 Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on March 19, 2008 (the "Proxy Statement").  In addition, Mr. Tjaden will receive relocation assistance in accordance with the Corporation's standard relocation policy and be eligible for other employee benefits consistent with those received by the Corporation's other members (i.e., employees).

In connection with the commencement of Mr. Tjaden's employment (or soon thereafter), it is expected that he will enter into (i) an Indemnity Agreement with the Corporation in substantially the same form executed by the Corporation's other senior executives, a copy of which was previously filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed with the SEC on November 14, 2007, and (ii) a Change in Control Employment Agreement with the Corporation in substantially the same form executed by the Corporation's other senior executives, a copy of which was previously filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed with the SEC on November 16, 2006, and described on pages 23-25 of the Proxy Statement.

Departure of Certain Officers

On August 25, 2008, concurrently with the appointment of Mr. Tjaden, Stan A. Askren will cease to be acting Chief Financial Officer of the Corporation.  Mr. Askren remains the Chairman, President and Chief Executive Officer of the Corporation.

Section 9 — Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated August 25, 2008 announcing appointment of Kurt Tjaden to the position of Vice President and Chief Financial Officer of HNI Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	August 25, 2008	By	/s/ Steven M. Bradford
Steven M. Bradford Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.            Description

99.1	Press Release dated August 25, 2008 announcing appointment of Kurt Tjaden to the position of Vice President and Chief Financial Officer of HNI Corporation.